UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2006 (August 1, 2006)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
888 East Walnut Street, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On July 24, 2006, the Board of Directors of IndyMac Bancorp, Inc. (“Indymac Bancorp”) and the Board of Directors of IndyMac Bank, F.S.B. (“Indymac Bank”), a wholly owned subsidiary of Indymac Bancorp, approved a form of director’s agreement, which is effective August 1, 2006. The agreement will be entered into by Indymac Bancorp and Indymac Bank with their respective non-employee directors. Under the agreement, a director will abide by the Indymac Corporate Governance Philosophy and the Indymac Director Code of Ethics, and a director will cooperate with Indymac Bancorp or Indymac Bank in defense of any claims against either entity. A director will, according to the director’s agreement, be compensated in accordance with the Indymac Board Compensation Policy. The director’s agreement will be in effect for so long as a director remains a member of the Board of Directors of either Indymac Bancorp or Indymac Bank, and will remain in effect thereafter with respect to the duty to cooperate and to such provisions in the Director Code of Ethics that apply after the end of a director’s service.
     A copy of the director’s agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1	Form of Director’s Agreement, effective August 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: August 2, 2006	By:	\s\ Michael W. Perry
Michael W. Perry
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Form of Director’s Agreement, effective August 1, 2006.

4